December 1, 2009

Michael Mathews
Chief Executive Officer
interClick, Inc.
257 Park Avenue South
New York, NY  10010

Re: Financial Advisory

Dear Michael:

MDB Capital Group LLC (“MDB”) is pleased to offer our advisory services regarding the contemplated Registered Direct Offering (the “Offering”) that interClick, Inc. (“interClick” or “the Company”) endeavors to complete shortly.  The MDB team has enjoyed working with interClick management to increase the awareness of the Company with institutional investors and we are certain that several of these investors may be interested in participating in this offering.  In addition, we have placed a substantial amount of shares with institutional investors over the past few months and feel that all our interests are best served in assisting making this offering as successful as possible as your advisor.  We feel that working together with you, we can make this process much less daunting by offering advice that comes from experience of being both a principal (large shareholder) and as a placement agent/underwriter in many public offerings over the years.

As we discussed, MDB has provided and will continue to provide the following services in our advisory capacity:

1.	Advice regarding Company the Offering and potential changes to better position the Company for wider investor interest;

2.	Advice regarding potential capital raising alternatives;

3.	Advice regarding negotiating reasonable terms with the contemplated Placement Agents for the Offering;

4.	Assistance in setting up meetings and conference calls with investors that have a history of being longer term investors;

5.	Advice regarding positioning the Company presentation for the audience of investors the Company desires to participate in the Offering

6.	Advice regarding pricing of the Offering in order to help reasonably maximize the capital being raised and minimizing dilution to existing investors;

7.	Advice regarding allocation of shares to the potential investors in the Offering in order to maximizing the stability of the trading of the shares post offering;

8.	Advice regarding timing of the Offering and it’s impact upon pricing;

Furthermore, as we discussed, for providing the above advisory services, interCLICK, Inc. agrees to pay MDB a cash fee of 1% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering for the Company, and this fee is to be paid at the closing of the Offering.

If this agreement accurately reflects our understanding, please sign in the place indicated below.

We look forward to working with you and the rest of the team at interClick to make this Offering, a successful offering.

Sincerely yours,

Christopher A. Marlett
CEO

Accepted by:

Michael Matthews	Dated
CEO
interClick, Inc.